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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 10, 2003

                           CHESHIRE DISTRIBUTORS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        000-26186            84-1209978
-----------------------------         ------------       ----------------------
(State or other jurisdiction          (Commission       (IRS Employer
  of incorporation) File No.)                            Identification Number)

                 152 West 57th Street, New York, New York 10019
             -----------------------------------------------------
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (212) 541-5800


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Item 1.  Changes in Control of Registrant.
         --------------------------------

         On February 18, 2003, Cheshire issued to Laurus Master Fund, Ltd. 65,152,000 restricted shares of its common stock based upon a conversion by Laurus of a convertible note. This issuance represents approximately 65% of Cheshire's outstanding common stock.

Item 5.   Other Events.
          ------------

          Laurus Master Fund, Ltd. agreed to invest $2 million in Cheshire Distributors, Inc., which such transaction closed on February 10, 2003. As part of this transaction, Cheshire granted a security interest in its assets to Laurus.

            Also on February 10, 2003, Cheshire completed a $2 million investment in Linsang Manufacturing, Inc., a Delaware corporation.










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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHESHIRE DISTRIBUTORS, INC.

Date:  February 25, 2003                   By: /s/ Abe Grossman
                                               -----------------
                                           Abe Grossman
                                           Chairman and Chief Executive Officer


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